Exhibit 32.0
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Period Ended March 31, 2007
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of UCBH Holdings, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of such officer’s knowledge, that:
1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2007, (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2007	/s/ Thomas S. Wu

Thomas S. Wu
Chairman, President and Chief Executive Officer

Date: May 10, 2007	/s/ Dennis Wu

Dennis Wu
Director, Executive Vice President and Chief Financial Officer
The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.